SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2001
THE POTOMAC EDISON COMPANY (Exact name of registrant as specified in its charter)
Maryland and Virginia (State or other jurisdiction of incorporation)	1-3376-2 (Commission File Number)	13-5323955 (IRS Employer Identification Number)
10435 Downsville Pike Hagerstown, MD 21740-1766 (Address of principal executive offices)
Registrant's telephone number, including area code:	(301) 790-3400

Item 5.  Other Events

            The exhibits to this Report listed in Item 7 below relate to Potomac Edison's Registration Statements on
            Form S-3, No. 33-51305, No. 33-59493 and No. 333-33413.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits

            4(a)     First Supplemental Indenture dated as of November 5, 2001, Supplemental to Indenture dated as of May 31, 1995.

            4(b)     Note dated as of November 6, 2001 due November 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: November 6, 2001	The Potomac Edison Company By: /s/ Thomas K. Henderson Name: Thomas K. Henderson Title: Vice President

INDEX TO EXHIBITS
Item No. Exhibits 4(a) First Supplemental Indenture dated as of November 5, 2001, Supplemental to Indenture dated as of May 31, 1995. 4(b) Note dated as of November 6, 2001 due November 1, 2006.